Exhibit 99.1

Electric City Announces Closing of Maximum Performance Group Acquisition and $5.6 Million Corporate Funding Transaction

Acquisition Brings Air Conditioning Energy Management Technology to Complement ELC’s Lighting Platform and to Boost VNPP® Development

ELK GROVE VILLAGE, Ill., May 4, 2005— Electric City Corp. (Amex: ELC), announced today that it recently closed on a series of transactions in which it raised gross proceeds of $5.625 million through the sale of common stock and warrants, and used $1.64 million of the proceeds to facilitate the closing of its previously announced acquisition of Maximum Performance Group (“MPG). MPG is a leading provider of web-based, real-time energy asset management solutions designed to improve operating efficiencies associated with energy and facilities management with a focus on commercial and industrial air conditioning systems.

The combined transactions included the purchase of MPG for $1.64 million in cash and 2.5 million shares of ELC stock. Shareholders of MPG will also be able to earn up to approximately 2.5 million in additional shares of ELC stock through an earn-out tied to the subsidiaries performance over the next eight quarters. The combined transactions also included the closing of $5.625 million in corporate funding through the sale of a package of securities to four (4) investors, which included 6.25 million shares of its common stock and 3 year warrants to purchase 3.125 million additional shares of common stock at $1.05 per share.

“We are very pleased to add Maximum Performance Group to our enterprise and to ensure proper funding for our growth as we see a pick up in our business across our two main sectors – utility VNPPs and pull-thru customer sales,” declared John Mitola, Electric City’s Chief Executive Officer. “As we stated when we announced our intent to acquire MPG, this acquisition is the right addition at the right time and represents one of the most significant developments in ELC’s history. Adding MPG to our enterprise, effectively doubles the size of Electric City’s business, doubles the size of our staff, triples the reach of our corporate offices into very important locations in New York and California and more than doubles our platform of technology and corresponding available marketplace, by adding their eMAC air conditioning controller along with their other systems.”

“We have again demonstrated that our team has the wherewithal to continue to build ELC in a bold, yet prudent manner,” continued Mitola. “We are confident that we struck the right balance by purchasing MPG at a very fair valuation and by raising a reasonable amount of additional corporate equity to ensure our growth and stability. By doubling our technological reach and maintaining proper levels of funding, we believe our customers and utility buyers find our enterprise to offer the widest range of energy efficiency/demand response systems while ensuring confidence in our ability to deliver. Today, we remain the only, publicly held company dedicated to the development of large-scale demand response systems (our VNPP) and we believe we are the only company in the marketplace that now offers, direct, add-on efficiency controls for lighting and air conditioning.”

“We feel that this transaction is a complete win-win for all parties involved,” added Jeff Mistarz, Electric City’ Chief Financial Officer. “As a result of this transaction all shareholders benefit from the following:

•	The acquisition of Maximum Performance Group should greatly accelerate ELC’s overall business growth, top line revenue and VNPP development.

•	By acquiring MPG and issuing shares to their owners, another group of leading strategic investors joins our family including Nth Power, an energy ventures fund made up of utilities such as Alliant Energy, Dominion, FirstEnergy, Ontario Power Generation, Pacificorp, Sierra Pacific and Cinergy .

•	By including additional utility and energy investors in this acquisition, ELC gains increased access to and credibility with both end use customers and utility companies.

•	ELC becomes the only public company that manufactures and installs after market, add-on, lighting and air conditioning controls.

•	ELC adds valuable senior management and expands its sales personnel and engineering and support staff in key geographical locations New York and California.

•	ELC becomes the leading company that currently develops large-scale, demand response systems for utilities which are made up of lighting and air conditioning, thereby accelerating development timelines — because more electric load can be captured at each customer facility.

•	The simultaneous closing of the acquisition and corporate equity ensures a proper level of balance sheet stability needed to fund the Company’s growth.

•	ELC positions itself as the leading platform public company for providing patented energy efficiency technologies and development of large-scale, demand response systems.

The Company received a going concern opinion on its audited financial statements for the period ended December 31, 2004, largely as a result of its lack of liquidity and continuing losses. The added liquidity resulting from the funding will significantly improve the company’ balance sheet strength, while it is also expected to accelerate the Company’s growth as a leading developer and manufacturer of energy savings technologies and demand response systems.

The group of investors participating in this funding included new and existing ELC investors and investment funds which specialize in utility and other energy investments.

For additional information regarding this transaction please see the Company’s Current Report on Form 8-K. More information regarding the integration of the acquisition and resulting corporate structure will be made available from time to time by the Company.

About Maximum Performance Group

Maximum Performance Group is a technology based, provider of energy and asset management products and services. The Company currently manufactures and markets its eMac line of controllers for HVAC and lighting applications and its Maximum Performance Software for coordination and control of central cooling plants. The eMac line of controllers provide intelligent control and continuous monitoring of HVAC and lighting equipment via wireless paging technology to reduce energy usage and improve system reliability. Maximum Performance Group has offices in College Point, NY and San Diego, CA. Additional information is available on the Company’s website at www.maxpg.com.

About Electric City®
Electric City® is a leading developer, manufacturer and integrator of energy savings technologies and building automation systems. The Company currently markets the EnergySaver™, the GlobalCommander®, as well as its independent development of scalable, negative power systems under the trade name Virtual “Negawatt” Power Plan “VNPP”®. The Company is developing its first VNPP® development – a 50-Megawatt negative power system for ComEd in Northern Illinois, a second system in the Denver area for Xcel Energy, a pilot program in Ontario, Canada with Enersource and now, a fourth system with PacifiCorp in the Salt Lake City area. Electric City® is based in Elk Grove Village, Illinois and is traded on the American Stock Exchange under the symbol ELC. Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.

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Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to the risks related to the Company’s execution of its utility projects and the integration of its acquisition of Maximum Performance Group announced herein. Other risks are referenced in Electric City’s current Annual Report on form 10-K or as may be described from time to time in Electric City’s subsequent SEC filings; and such factors as incorporated by reference.